UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 (313) 235-4000	38-3217752

1-2198	The Detroit Edison Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478650
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
SIGNATURES

Item 4.01. Changes in Registrant’s Certifying Accountant.
(b) On October 21, 2008, DTE Energy Company (“DTE”) and The Detroit Edison Company (“Detroit Edison”), at the direction of the Audit Committee of the Board of Directors of DTE, engaged PricewaterhouseCoopers LLP (“PwC”) as DTE’s and Detroit Edison’s independent registered public accounting firm beginning with the fiscal year ending December 31, 2009.
     During DTE’s and Detroit Edison’s two most recent fiscal years ended December 31, 2007 and 2006 and from January 1, 2008 through October 21, 2008, neither DTE nor Detroit Edison, nor anyone on their behalf, consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of DTE or Detroit Edison, and no written report or oral advice was provided to DTE or Detroit Edison that PwC concluded was an important factor considered by DTE or Detroit Edison in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.
     Information regarding the dismissal of DTE’s and Detroit Edison’s previous independent registered public accounting firm was previously disclosed in a Form 8-K dated September 25, 2008 and filed with the Securities and Exchange Commission on October 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 24, 2008	DTE ENERGY COMPANY (Registrant)
/s/ Peter B. Oleksiak
Peter B. Oleksiak
Vice President and Controller

THE DETROIT EDISON COMPANY (Registrant)
/s/ Peter B. Oleksiak
Peter B. Oleksiak
Vice President and Controller

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